UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2023

UNITED BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-16540	34-1405357
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

201 South 4th Street, Martins Ferry, Ohio	43935-0010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (740) 633-0445

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00	UBCP	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 22, 2023, the Board of Directors of United Bancorp, Inc. (the “Company”) appointed Bethany E. Schunn and Brian M. Hendershot to fill two vacancies created on August 16, 2023 at the recommendation of the Board’s Nominating and Governance Committee (the “Committee”) that increased the size of the Company’s Board of Directors from four members to six. The increase in Board size was effected primarily to enhance the overall depth and strength of the Board, and is also expected to facilitate more seamless committee transitions in the event of Board turnover related to normal retirements. During the intervening period, the Board and Committee have been involved in the process of evaluating potential candidates to fill the newly-created vacancies. In addition, the Board also approved the appointment of Scott A. Everson, the Company’s President and CEO, to the position of Chairman of the Board of Directors to effect immediately upon the retirement of Richard L. Riesbeck on October 20, 2024. Mr. Riesbeck, who has served as Chairman of the Company’s Board of Directors since 2014, will retire from the Board pursuant to service limit requirements contained in the Company’s Corporate Governance Guidelines.

Ms. Schunn, Plant Manager for the Cardinal Operating Company in Brilliant, Ohio has served on the Bank’s Board of Directors since 2021. Mr. Hendershot, President of Ohio-West Virginia Excavating in Shadyside, Ohio, has been a member of the Bank’s Board since 2020.

Both new appointees to the Company’s Board of Directors will receive compensation for service on the Board in accordance with what is generally paid to all non-employee members, as such is reported annually in the Director Compensation section of the Company’s definitive proxy statement filed with the Securities and Exchange Commission. At this time, it is not known upon which Board committees either new appointee will serve, but such appointments will also impact the amount of committee fees, if any, received by either for such service. Each new appointee will also be eligible to participate in the Company’s deferred compensation plan, which the Company currently maintains for the benefit of all of its Directors and executive officers.

The Company, through its wholly-owned commercial bank subsidiary, Unified Bank, generally maintains customary commercial banking relationships with its Directors and executive officers, which relationships may also include their affiliated business interests.  With respect to lending relationships with members of the Company’s Board of Directors, it is the Company’s policy that all such loans be made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In addition, such loans must not involve more than a normal risk of collectability or present other unfavorable features. Neither new appointee to the Company’s Board of Directors currently maintains any banking relationships with Unified Bank that are inconsistent with the foregoing policy on loans to insiders.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2023	United Bancorp, Inc.

/s/ Scott A. Everson
Scott A. Everson, Chief Executive Officer